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                                                                  EXHIBIT 23.3




                     CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March, 20 1997 (as to Reid Plastics, Inc.) in the Registration Statement (on Form S-4) and the related prospectus of Consolidated Container Company LLC and Consolidated Container Capital, Inc. for the registration of $185,000,000 aggregate principal amount of its 10 1/8% Senior Subordinated Notes due 2009.


                                              /s/ Ernst & Young LLP





Woodland Hills, California
September 27, 1999